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                                                                       EXHIBIT 4
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                        NORTH FORK BANCORPORATION, INC.
                         1994 KEY EMPLOYEE STOCK PLAN


                     SECTION 1.  ESTABLISHMENT AND PURPOSE

     North Fork Bancorporation, Inc. (the "Company") hereby establishes a long term incentive plan to be named the North Fork Bancorporation, Inc. 1994 Key Employee Stock Plan (the "Plan"), for officers and other key employees of the Company and its subsidiaries. The purpose of this Plan is to encourage those key employees who are given awards by the committee administering the Plan to acquire and maintain an interest in the Common Stock of the Company and thus to have additional incentive to continue to work for the success of the Company and its subsidiaries.

                            SECTION 2.  DEFINITIONS

     Whenever used herein, the following terms shall have the respective meanings set forth below:

     (a) AWARD means any Option or Restricted Stock or right to receive either granted under the Plan.

     (b) AWARD AGREEMENT means the written agreement evidencing an Award under the Plan, which shall be executed by the Company and the Participant.

     (c)  BOARD means the Board of Directors of the Company.

     (d) CODE means the Internal Revenue Code of 1986, as amended and in effect from time to time.

     (e) COMMITTEE means the Stock and Compensation Committee of the Board, or any successor to such Committee, the members of which shall not be eligible (and, during the one year period prior to becoming a member, shall not have been eligible) for participation in the Plan or any other plan of the Company which provides for the issuance of equity securities of the Company, except as provided in Rule 16b-3(c)(2)(i)(A)-(D) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor regulation.

     (f)  COMPANY means North Fork Bancorporation, Inc., a Delaware corporation.

     (g) DISABILITY means permanent and total disability as defined in Section 22(e)(3) of the Code, as determined by the Committee in good faith, upon receipt of and in reliance on sufficient competent medical advice.
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     (h)  EMPLOYEE means a salaried employee (including officers and directors who are also employees) of the Company or any Subsidiary.

     (i)  EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

     (j) EXERCISE PRICE of an Option means a price fixed by the Committee upon grant of the Option as the purchase price for Stock under the Option, as such may be adjusted under Section 11 of the Plan.

     (k) FAIR MARKET VALUE means, for any particular day, (i) for any period during which the Stock shall be listed for trading on a national securities exchange, the average of the high and low price per share of Stock on such exchange on such day, (ii) for any period during which the Stock shall not be listed for trading on a national securities exchange, but when prices for the Stock shall be reported by the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the average of the high and low transaction price per share as quoted by the National Market System of NASDAQ for such day, (iii) for any period during which the Stock shall not be listed for trading on a national securities exchange or its price reported by the National Market System of NASDAQ, but when prices for the Stock shall be reported by NASDAQ, the average of the high and low bid price per share as reported by NASDAQ for such day, or (iv) in the event none of (i),
          (ii) and (iii) above shall be applicable, the fair market price per share of Stock for such day as determined by the Board of Directors. If Fair Market Value is to be determined as of a day when the securities markets are not open, the Fair Market Value on that day shall be the Fair Market Value on the nearest preceding day when the markets were open.

     (l) OPTION means the right to purchase Stock at the Exercise Price for a specified period of time and subject to specified conditions. For purposes of the Plan, an Option may be an INCENTIVE STOCK OPTION within the meaning of Section 422 of the Code or any successor provision, or a NONQUALIFIED (nonstatutory) STOCK OPTION.

     (m) PARTICIPANT means any Employee designated by the Committee to receive an Award under the Plan.

     (n) PERIOD OF RESTRICTION means the period during which Restricted Stock is subject to restrictions on transfer and subject to forfeiture under
          Section 10 of the Plan.

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     (o)  REPORTING PERSON means a person subject to Section 16 of the Exchange
          Act.

     (p) RESTRICTED STOCK means shares of Stock awarded to an Employee which bear certain restrictions on transferability and are subject to certain risks of forfeiture during a Period of Restriction, as provided in Section 10 of the Plan, and which cease to be shares of Restricted Stock upon expiration of the Period of Restriction.

     (q) RULE 16B-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act, or any successor regulation.

     (r)  STOCK means the Common Stock of the Company.

     (s)  SUBSIDIARY means a subsidiary corporation of the Company as defined in
          Section 424(f) of the Code.

     (t) TAXABLE EVENT means an event relating to an Award granted under the Plan which requires federal, state or local tax to be withheld by the Company or a Subsidiary.

     (u) TERMINATED FOR CAUSE means, (i) for Employees serving under an employment agreement containing a provision for termination of employment for "cause," termination of employment of the Employee for "cause" pursuant to such provision, and (ii) for other Employees, termination of employment of the Employee by a two-thirds vote of the entire Board of Directors of the Company or the Subsidiary employing such Employee, expressly for one or both of the following "causes," as evidenced in a certified resolution of the Board: (A) any willful misconduct by the Employee which is materially injurious to the Company or the Subsidiary, monetarily or otherwise; or (B) conviction of the Employee with no further possibility of appeal of a felony under applicable state or federal banking or financial institution laws, or the agreement of the Employee to plead guilty to any such felony.

                           SECTION 3.  ADMINISTRATION

     The Plan will be administered by the Committee. The determinations of the Committee shall be made in accordance with its judgment as to the best interests of the Company and its stockholders and in accordance with the purposes of the Plan. Notwithstanding the foregoing, the Committee in its discretion may delegate to the President or other appropriate officers of the Company or any Subsidiary the authority to make any or all determinations under the Plan (including the decision to grant

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 Awards and types of Awards granted) with respect and only with respect to
 Employees (other than the delegatees) who are not Reporting Persons, notwithstanding the fact that the delegatees may themselves be Participants in the Plan and/or Reporting Persons. A majority of members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, and all actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons.

                   SECTION 4.  SHARES RESERVED UNDER THE PLAN

     There is hereby reserved for issuance under the Plan an aggregate of 700,000 shares of Stock, of which a maximum of 200,000 shares may be issued as Restricted Stock, subject in each case to adjustment as provided in Section 11 of the Plan. Such shares may be authorized but unissued shares or treasury shares. Shares of Stock underlying outstanding Options will be counted against the Plan maximum while such Options are outstanding. Calculation of the number of shares remaining available for issuance under the Plan shall be by those methods permissible under Rule 16b-3 which result in the greatest number of shares remaining available for issuance.

                            SECTION 5.  PARTICIPANTS

     Persons eligible for grants of Awards under the Plan will be those officers and other key employees of the Company or any Subsidiary who are expected to play a significant role in the success and future growth and profitability of the Company, as determined by the Committee in its sole discretion and as evidenced by the decision of the Committee to grant Awards to such individuals. Designation of an Employee as a Participant to receive an Award in any year shall not require the Committee to designate such Employee to receive an Award in any other year or to designate any other Employee to receive an Award in such year or any other year. The Committee shall consider such factors as it deems pertinent in selecting Employees to receive Awards and determining the type and amount of their respective Awards. No Employee may receive under the Plan in any one calendar year grants of Options to purchase more than 150,000 shares of Stock.

                          SECTION 6.  TYPES OF AWARDS

     The following Awards, and rights thereto, may be granted under the Plan in any proportion: Incentive Stock Options, Nonqualified Stock Options and Restricted Stock, all as described below. Except as specifically limited herein, the Committee shall have complete discretion in determining the type and number of Awards to be

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 granted to any Employee and, subject to the provisions of the Plan, the terms and conditions which attach to each Award, which terms and conditions need not be uniform as among different Participants. Each Award shall be evidenced by an Award Agreement, as provided in Section 7 of the Plan. From time to time, as the Committee deems appropriate and in the best long-term interests of the Company and its stockholders, the Committee may elect to modify or waive one or more terms or conditions of an outstanding Award previously granted to a Participant under the Plan, provided that (i) no such modification or waiver shall give the Participant or any other Participant under the Plan any right to a similar modification or waiver of any other Award previously or subsequently granted under the Plan, (ii) no such modification or waiver of an Award shall involve a change in the number of shares subject to the Award or a change in the Exercise Price of an Option or the purchase price, if any, of Restricted Stock which is the subject of the Award, and (iii) any such modification or waiver which is adverse or arguably adverse to the interests of the Participant holding such Award shall not be effective unless and until the Participant shall consent thereto.

                          SECTION 7.  AWARD AGREEMENTS

     Within ten business days after the grant of an Award, the Company shall notify the Participant of the grant and shall hand deliver or mail to the Participant an Award Agreement, duly executed by and on behalf of the Company, with the request that the Participant execute the Agreement within 30 days after the date of mailing or delivery by the Company and return the same to the Company. The date of execution and return of the Award Agreement shall not necessarily be or affect the date of grant of the Award, which may precede such date of execution and return, as the Committee may determine. If the Participant shall fail to execute and return to the Company the Award Agreement within said 30-day period, the Award shall be deemed void and never to have been granted.

                      SECTION 8.  INCENTIVE STOCK OPTIONS

     (a) Incentive Stock Options shall consist of Options to purchase shares of Stock at an Exercise Price established by the Committee upon grant, which Exercise Price shall not be less than, but may be more than, 100 percent of the Fair Market Value of the Stock on the date of grant. The aggregate Fair Market Value (determined as of the date of grant) of all shares of Stock under all incentive stock options granted by the Company or any affiliate of the Company (under the Plan or any other stock option plan) to any Employee which may first be acquired upon exercise of such options in any one calendar year may not exceed $100,000.

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     (b) The Committee shall establish upon grant the period of time during which an Incentive Stock Option will be exercisable by the Participant, provided that no Incentive Stock Option shall first become exercisable, in whole or in part, earlier than six months after the date of grant and provided further that no Incentive Stock Option shall continue to be exercisable, in whole or in part, later than ten years after the date of grant. Subject to these limitations, the Committee may provide, upon grant of an Incentive Stock Option, that full exercisability will be phased in and/or phased out over some designated period of time. The Committee also may provide upon grant that exercisability of an Incentive Stock Option will be accelerated, to the extent such Option is not already then exercisable, upon the subsequent occurrence of a "change in control" of the Company as defined by the Committee. Generally, exercisability of an Incentive Stock Option also shall be conditioned upon continuity of employment by the Participant with the Company and its Subsidiaries, provided that, if the Committee so provides upon grant, exercisability of an Incentive Stock Option may continue for some designated period of time after termination of employment, within the following limitations: (i) if employment is terminated other than due to the Disability or death of the Participant, exercisability may be extended to not more than three months after termination; (ii) if employment is terminated due to the Disability of the Participant, exercisability may be extended to not more than one year after termination; and (iii) if employment is terminated due to the death of the Participant, exercisability may be extended to the normal end of the exercise period. However, in no event may any Incentive Stock Option continue to be exercisable more than ten years after the date of grant. In addition, no Incentive Stock Option may be exercisable after Termination for Cause. Leaves of absence granted by the Company for military service or illness and transfers of employment between the Company and any Subsidiary shall not constitute termination of employment.

     (c) Upon exercise of an Incentive Stock Option, in whole or in part, the Exercise Price with respect to the number of shares as to which the Option is then being exercised may be paid by check or, if the Participant so elects and the Committee shall have authorized such form of payment upon grant of the Option, in whole or in part by delivery to the Company of shares of Stock then owned by the Participant, provided such shares have been beneficially owned by the Participant for at least six months. Any Participant-owned Stock to be used in full or partial payment of the Exercise Price shall be valued at the Fair Market Value of the Stock on the date of exercise. Delivery by the Company of the shares as to which an Incentive Stock Option has been exercised shall be made to the person exercising the Option or the designee of such person. If so provided by the Committee upon grant of the Option, the shares received upon exercise may be subject to certain restrictions upon subsequent transfer or sale by the Participant.

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 In the event the Exercise Price is to be paid in full or in part by surrender of Participant-owned Stock, in lieu of actual surrender of shares of Stock by the Participant the Company may waive such surrender and instead deliver to or on behalf of the Participant a number of shares equal to the total number of shares as to which the Option is then being exercised less the number of shares which would otherwise have been surrendered by the Participant to the Company.

     (d) The Committee may require reasonable advance notice of exercise of an Incentive Stock Option, normally not to exceed three calendar days, and may condition exercise of an Incentive Stock Option upon the availability of an effective registration statement or exemption from registration under applicable federal and state securities laws relating to the Stock being issued upon exercise.

                     SECTION 9.  NONQUALIFIED STOCK OPTIONS

     (a) Nonqualified Stock Options shall consist of Options to purchase shares of Stock at an Exercise Price established by the Committee upon grant, which Exercise Price shall not be less than, but may be more than, 100 percent of the Fair Market Value of the Stock on the date of grant.

     (b) The Committee shall establish upon grant the period of time during which a Nonqualified Stock Option will be exercisable by the Participant, provided that no Nonqualified Stock Option shall first become exercisable, in whole or in part, earlier than six months after the date of grant and provided further that no Nonqualified Stock Option shall continue to be exercisable, in whole or in part, later than ten years after the date of grant. Subject to these limitations, the Committee may provide, upon grant of a Nonqualified Stock Option, that full exercisability will be phased in and/or phased out over some designated period of time. The Committee also may provide upon grant that exercisability of a Nonqualified Stock Option will be accelerated, to the extent such Option is not already then exercisable, upon the subsequent occurrence of a "change in control" of the Company as defined by the Committee. Generally, exercisability of a Nonqualified Stock Option also shall be conditioned upon continuity of employment by the Participant with the Company and its Subsidiaries, provided that, if the Committee so provides upon grant, exercisability of a Nonqualified Stock Option may continue for some designated period of time after termination of employment, within the following limitations: (i) if employment is terminated other than due to the death of the Participant, exercisability may be extended to not more than one year after termination; and (ii) if employment is terminated due to the death of the Participant, exercisability may be extended to the normal end of the exercise period. However, in no event may any Nonqualified Stock Option continue to be exercisable more than ten years after the date of grant. In

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 addition, no Nonqualified Stock Option may be exercisable after Termination for
 Cause. Leaves of absence granted by the Company for military service or illness and transfers of employment between the Company and any Subsidiary shall not constitute termination of employment.

     (c) Upon exercise of a Nonqualified Stock Option, in whole or in part, the Exercise Price with respect to the number of shares as to which the Option is then being exercised may be paid by check or, if the Participant so elects and the Committee shall have authorized such form of payment upon grant of the Option, in whole or in part by delivery to the Company of shares of Stock then owned by the Participant, provided such shares have been beneficially owned by the Participant for at least six months. Any Participant-owned Stock to be used in full or partial payment of the Exercise Price shall be valued at the Fair Market Value of the Stock on the date of exercise. Delivery by the Company of the shares as to which a Nonqualified Stock Option has been exercised shall be made to the person exercising the Option or the designee of such person. If so provided by the Committee upon grant of the Option, the shares received upon exercise may be subject to certain restrictions upon subsequent transfer or sale by the Participant. In the event the Exercise Price is to be paid in full or in part by surrender of Stock, in lieu of actual surrender of shares of Stock by the Participant the Company may waive such surrender and instead deliver to or on behalf of the Participant a number of shares equal to the total number of shares as to which the Option is then being exercised less the number of shares which would otherwise have been surrendered by the Participant to the Company.

     (d) The Committee may require reasonable advance notice of exercise of a Nonqualified Stock Option, normally not to exceed three calendar days, and may condition exercise of a Nonqualified Stock Option upon the availability of an effective registration statement or exemption from registration under applicable federal and state securities laws relating to the Stock being issued upon exercise.

                         SECTION 10.  RESTRICTED STOCK

     (a) Restricted Stock shall consist of Stock or rights to Stock awarded under the Plan by the Committee which, during a Period of Restriction specified by the Committee upon grant, shall be subject to (i) restriction on sale or other transfer by the Participant and (ii) forfeiture by the Participant to the Company if the Participant ceases to be employed by the Company and its Subsidiaries. Restricted Stock may be granted at no cost to Participants or, if subject to a purchase price, such price shall not exceed the par value of the Stock and shall be payable by the Participant to the Company in cash or by any other means, including recognition of past employment, as the Committee deems appropriate

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 upon grant.  The Committee may provide upon grant of an Award of Restricted
 Stock that any shares of Restricted Stock as may be purchased by the Participant thereunder and subsequently forfeited by the Participant prior to expiration of the Period of Restriction shall be reacquired by the Company from the Participant at the purchase price originally paid in cash by the Participant therefor.

     (b) The minimum Period of Restriction for Restricted Stock shall be three years from the date of grant of the Award. The Committee may provide upon grant of an Award of Restricted Stock that different numbers or portions of the shares subject to the Award shall have different Periods of Restriction. The Committee also may establish upon grant of an Award of Restricted Stock that some or all of the shares subject thereto shall be subject to additional restrictions upon transfer or sale by the Participant (although not to forfeiture) after expiration of the Period of Restriction.

     (c) The Participant shall be entitled to all dividends declared and paid on Stock with respect to all shares of Restricted Stock held by the Participant, from and after the date such shares are awarded to the Participant, or from and after such later date as may be specified by the Committee in the Award, and the Participant shall not be required to return any such dividends to the Company in the event of forfeiture of the Restricted Stock.

     (d) The Participant shall be entitled to vote all shares of Restricted Stock held by the Participant from and after the date such shares are awarded to the Participant, or from and after such later date as may be specified by the Committee in the Award.

     (e) Pending expiration of the Period of Restriction, certificates representing shares of Restricted Stock shall be held by the Company or the transfer agent for the Stock. Upon expiration of the Period of Restriction for any shares, certificates representing such shares shall be delivered to the Participant or in the event of death of the Participant, to the beneficiary of the Participant.

                       SECTION 11.  ADJUSTMENT PROVISIONS

     (a) If the Company shall at any time change the number of issued shares of Stock without new consideration to the Company (such as by a stock dividend or stock split), the total number of shares reserved for issuance under the Plan, the maximum number of shares available for issuance as Restricted Stock, the maximum number of shares available for Award of Options to a particular Participant and the number of shares (and, in the case of Options, the Exercise Price) covered by each outstanding Award shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such Award to the

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 Participant shall not be changed.  Awards may also contain provisions for their continuation or for other equitable adjustments after changes in the Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants or similar occurrence.

     (b) Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available for issuance hereunder, the Board of Directors shall use best efforts to authorize the issuance or assumption of benefits under the Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization involving the liquidation, discontinuation, merger out of existence or fundamental corporate restructuring of the Company, upon such terms and conditions as it may deem appropriate.

                        SECTION 12.  NONTRANSFERABILITY

     Each Award of an Option granted under the Plan to a Participant shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the Participant's lifetime, only by the Participant. In the event of the death of a Participant holding an unexercised Option, exercise of the Option may be made only by the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant's rights under the Option shall pass by will or the laws of descent and distribution, and such exercise may be made only to the extent that the deceased Participant was entitled to exercise such Option at the date of death. If and to the extent the Committee shall so provide upon grant, the Period of Restriction for Restricted Stock may be foreshortened upon the death of the Participant during the Period of Restriction, such that the Stock shall be deemed not to be forfeited and no longer to be Restricted Stock as of the date of death.

                               SECTION 13.  TAXES

     The Company shall be entitled to withhold, and shall withhold, the minimum amount of any federal, state or local tax attributable to any shares deliverable under the Plan, whether upon exercise of an Option or expiration of a Period of Restriction for Restricted Stock or occurrence of any other Taxable Event, after giving the person entitled to receive such delivery notice as far in advance of the Taxable Event as practicable, and the Company may defer making delivery as to any Award, if any such tax is payable, until indemnified to its satisfaction. Such withholding obligation of the Company may be satisfied by any reasonable method, including, if the Committee so provides upon grant of the Award, reducing the number of shares otherwise deliverable to or on behalf of the Participant on such Taxable Event by a number of shares having a fair value, based on the Fair Market Value of the Stock on the date

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 of such Taxable Event, equal to the amount of such withholding obligation.

                      SECTION 14.  NO RIGHT TO EMPLOYMENT

     A Participant's right, if any, to continue to serve the Company and any Subsidiary as an officer, employee or otherwise shall not be enhanced or otherwise affected by the designation of such Employee as a Participant under the Plan.

                SECTION 15.  DURATION, AMENDMENT AND TERMINATION

     No Award shall be granted under the Plan on or after the date which is the tenth anniversary date of the adoption by the Board of this Plan. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. No amendment of the Plan shall, without the approval of the stockholders of the Company, increase the total number of shares which may be issued under the Plan. No amendments requiring stockholder approval in order for the Plan to continue to meet the requirements of Rule 16b-3 shall be effective unless such stockholder approval is obtained. By mutual agreement between the Company and a Participant, one or more Awards may be granted to such Participant in substitution and exchange for, and in cancellation of, any certain Awards previously granted such Participant under the Plan, provided that any such substitution Award shall be deemed a new Award for purposes of calculating any applicable exercise period for Options or Period of Restriction for Restricted Stock. To the extent that any Awards which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a Participant, any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Committee, and to the extent that any such Awards would so qualify within the terms of the Plan, the Committee shall have full and complete authority to grant Awards that so qualify (including the authority to grant, simultaneously or otherwise, Awards which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such Awards under the Plan.

                     SECTION 16.  MISCELLANEOUS PROVISIONS

     (a) NAMING OF BENEFICIARIES. In connection with an Award, a Participant may name one or more beneficiaries to receive the Participant's benefits, to the extent permissible pursuant to the various provisions of the Plan, in the event of the death of the Participant.

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     (b) SUCCESSORS.  All obligations of the Company under the Plan with respect to Awards issued hereunder shall be binding on any successor to the Company.

     (c) GOVERNING LAW. The provisions of the Plan and all Award Agreements under the Plan shall be construed in accordance with, and governed by, the laws of the State of Delaware without reference to conflict of laws provisions, except insofar as any such provisions may be expressly made subject to the laws of any other state or federal law.

                       SECTION 17.  STOCKHOLDER APPROVAL

     The Plan, in order to become effective, must be approved by the stockholders of the Company. Any Award granted under this Plan and any Award Agreement executed pursuant thereto prior to the submission of this Plan to the stockholders of the Company for approval shall be void and of no effect if this Plan is not approved by the stockholders.


     Adopted by the Board of Directors as of November 23, 1993.

     Approved by the Stockholders as of April 26, 1994.

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